Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated July 16, 2018 relating to the financial statements of AdvanSource Biomaterials Corporation as of and for the years ended March 31, 2018 and 2017 and for each of the two years in the period ended March 31, 2018, included in this Form 10-K, into the Company’s previously filed Registration Statements on Form S-8 (File Nos. 333-117594 and 333-05893).

/s/ RBSM LLP
New York, NY
July 16, 2018